UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2015

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Suite 250 Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)
Registrant’s telephone number, including area code:		216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On April 29, 2015, Ferro Corporation (“Ferro” or the “Company”) entered into an Agreement for the Sale and Purchase of the Nubiola Group (the “Purchase Agreement”) with Comercial Química Dibón, S.L., Mr. Ricardo Nubiola Bellido, Mr. Raimundo Nubiola Bellido, Mr. Andrés Nubiola Bellido, Mr. José-Oriol Nubiola Bellido, Mrs. Núria Nubiola Bellido, Mr. Juan María Caral Nubiola, Mrs. Gloria Nubiola Bellido, Mrs. Mercedes Nubiola Bellido, Mrs. Montserrat Nubiola Bellido, Corporación Financiera Arán, S.L., Olarte, S.L., Mernube, S.L., Glornube, S.L. and Agencia Inmobiliaria La Finca, S.L. (collectively, the “Sellers”). Under the Purchase Agreement, the Company will, or will cause an affiliate to, following satisfaction or waiver of applicable conditions to closing, purchase the entire share capital of Corporación Química Vhem, S.L., Dibon USA, LLC and Ivory Corporation, S.A. (the “Targets” and, together with their direct and indirect subsidiaries, the “Nubiola Group”).  The purchase price under the Purchase Agreement is €146 million (approximately $160 million) in cash.

The Nubiola Group is a specialized worldwide producer of inorganic pigments and the world’s largest producer of Ultramarine Blue, a high-value pigment for plastics and construction industries due to its durability, unique color attributes and its whitening capability. Other products include specialty Iron Oxides, Chrome Oxide Greens and Corrosion Inhibitors. The Nubiola Group is based in Barcelona, Spain and operates manufacturing facilities in Colombia, India, Romania and Spain with additional operations in the United States and a joint venture in China.

The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and the Company. Subject to certain limitations, the Sellers have agreed to indemnify the Company for breaches of representations, warranties and covenants and for other agreed-upon matters.

The parties’ obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain customary closing conditions, including the absence of a material adverse change on the Nubiola Group’s business.

Item 7.01Regulation FD Disclosure.

On April 29, 2015, the Company issued a press release (the “Press Release”) announcing its entry into the Purchase Agreement.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

By:    _/s/ Jeffrey L. Rutherford_______

Name: Jeffrey L. Rutherford

Title:   Vice President and Chief Financial Officer

April 29, 2015

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated April 29, 2015